Exhibit 10.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

CLEANCORE SOLUTIONS, INC.

12% UNSECURED PROMISSORY NOTE

US $500,000.00	June 6, 2025

FOR VALUE RECEIVED, CleanCore Solutions, Inc., a Nevada corporation (the “Company”), promises to pay to John H. Nelson (the “Holder”), the principal sum of $500,000.00 in lawful money of the United States of America, with interest payable thereon at the rate of twelve percent (12%) per annum. The principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on the two (2) year anniversary of the date of this Note (the “Maturity Date”).

Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Subscription Agreement (the “Subscription Agreement”), pursuant to which the Holder is acquiring this 12% Unsecured Promissory Note (this “Note”).

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Series. This Note is one of a series of Notes of the Company in the aggregate principal amount of up to Two Million Dollars ($2,000,000), which may be increased to up to Four Million Dollars ($4,000,000) (collectively, the “Notes”), as described in the Subscription Agreement.

2. Principal Repayment. The outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be due on the Maturity Date.

3. Interest.

(a) Computation. Interest (the “Interest”) shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is repaid in full at the rate of twelve percent (12%) per annum. Payments of Interest only on the outstanding principal amount hereunder shall be due and payable quarterly in arrears commencing on July 1, 2025 and continuing on the first day of each calendar quarter thereafter through and including the Maturity Date. All unpaid principal and any accrued and unpaid Interest shall be due on the Maturity Date. All computations of the Interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. If any Interest rate provided for herein shall be determined to be unlawful, such Interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any Interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

(b) Taxes, Charges, and Expenses. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Holder on a Form 1099-INT or other appropriate form in accordance with applicable law. The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited to, wire transfer fees, bank check fees and escrow agent fees.

4. No Security. This Note is not secured by any assets of the Company.

5. Prepayment. The outstanding principal amount and accrued by unpaid Interest thereon may be prepaid by the Company at any time or from time to time without penalty or premium.

6. Events of Default. If any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company shall default in any material manner in the observance or performance of the covenants or agreements set forth in the Subscription Agreement, this Note, or the Warrant (collectively, the “Transaction Documents”); or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents; or

(d) Nationalization. The confiscation, expropriation or nationalization by any governmental authority to which the Company is subject of any material property or assets of the Company; or

(e) Illegality of Notes. Any court of competent jurisdiction issues an order declaring the Notes or any provision thereunder to be illegal; or

(f) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief.

Then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 6(a), or for a period of thirty (30) calendar days in the case of events under Sections 6(b) through 6(e) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holders of a majority in interest of the principal amount of the Notes then outstanding (or from any collateral agent acting on behalf of such Holders), all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 6(f) above occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

7. Covenants of the Company.

(a) The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(i) take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business;

(ii) keep its books of account in accordance with good accounting practices;

(iii) maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;

(iv) comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each of the Company or any of its properties is subject;

(v) duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefore;

(vi) at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Class B Common Stock to issue upon the exercise of the Warrants; and

(vii) use the proceeds of the Notes for the purposes described in the Subscription Agreement.

(b) The Company shall furnish to the Holder a notice of any occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to the Company.

(c) The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

8. Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company.

9. Mutilated, Destroyed, Lost or Stolen Notes. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

10. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

11. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

12. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

13. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority in principal amount of the Notes then outstanding.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Subscription Agreement.

15. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced solely and exclusively in accordance with the laws of the state of Nevada without regard to any statutory or common-law provision pertaining to conflicts of laws. The Company and the Holder hereby consent to the jurisdiction of the state and federal courts in Omaha, Nebraska.

16. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

17. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

CLEANCORE SOLUTIONS, INC.

By:	/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

EXHIBIT A

FORM of assignment

TO: CLEANCORE SOLUTIONS, INC.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), US$____________ of 12% Unsecured Promissory Notes (“Notes”) of CleanCore Solutions, Inc. (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company, and irrevocably appoints ___________________ the attorney of the undersigned to transfer the Notes on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.